Exhibit 4.1

THE CHARLES SCHWAB CORPORATION, as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
____________________
4.45% Senior Notes due 2020
3.225% Senior Notes due 2022
3.000% Senior Notes due 2025
3.450% Senior Notes due 2026
____________________
Ninth Supplemental Indenture
Dated as of November 30, 2017
to
Senior Indenture dated as of June 5, 2009

Table of Contents

Page

ARTICLE I TERMS AND CONDITIONS OF THE NOTES
Section 1.01 Form of Notes	2
Section 1.02 Optional Redemption	2

ARTICLE II MISCELLANEOUS
Section 2.01 Counterparts	3
Section 2.02 Governing Law	3
Section 2.03 Trustee	3

Schedule 1 List of Supplemental Indentures and Notes	A-1

i

NINTH SUPPLEMENTAL INDENTURE, dated as of November 30, 2017 to the
Indenture dated as of June 5, 2009 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the
“Base Indenture”) by and among THE CHARLES SCHWAB CORPORATION (the
“Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as
trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes (as defined below and listed on Schedule 1).

WHEREAS, the Company has duly authorized the execution and delivery of the Base
Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company and the Trustee have entered into the Second
Supplemental Indenture dated July 22, 2010 (the “Second Supplemental Indenture”) which established and provided for the issuance of the 4.45% Senior Notes due 2020 (the “2020
Notes”);

WHEREAS, the Company and the Trustee have entered into the Third Supplemental
Indenture dated August 27, 2012 (the “Third Supplemental Indenture”) which established and provided for the issuance of the 3.225% Senior Notes due 2022 (the “2022 Notes”);

WHEREAS, the Company and the Trustee have entered into the Sixth Supplemental
Indenture dated March 10, 2015 (the “Sixth Supplemental Indenture”) which established and provided for the issuance of the 3.000% Senior Notes due 2025 (the “2025 Notes”);

WHEREAS, the Company and the Trustee have entered into the Seventh
Supplemental Indenture dated November 13, 2015 (the “Seventh Supplemental Indenture”
and, collectively with the Second Supplemental Indenture, the Third Supplemental Indenture
and the Sixth Supplemental Indenture, the “Supplemental Indentures”) which established and provided for the issuance of the 3.450% Senior Notes due 2026 (the “2026 Notes” and,
collectively with the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Notes”);

WHEREAS, the Company wishes to amend Section 4.01 of the Supplemental
Indentures with respect to the Notes to surrender the Company’s right that would otherwise apply under such section to redeem the Notes before June 1, 2018;

WHEREAS, Article IX of the Base Indenture provides that a supplemental indenture may be entered into by the parties without the consent of any holders of the Notes to surrender any right or power therein conferred upon the Company provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Ninth Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid and legally binding agreement of the parties, in accordance with its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture with respect to the
Notes have been done;

NOW, THEREFORE:
ARTICLE I

TERMS AND CONDITIONS OF THE NOTES

The terms and conditions of the Notes are hereby amended as follows:

Section 1.01 Form of Notes. (a) The Forms of Notes, for the 2020 Notes, the 2022
Notes and 2026 Notes, attached as Exhibit A to the applicable Supplemental Indenture, and, for the 2025 Notes, attached as Exhibit B to the applicable Supplemental Indenture, shall hereby be amended by deleting and replacing the first sentence of the first paragraph of
Section 6 (titled Optional Redemption) on the Reverse of the Notes, such that as so amended, will read as follows:

“The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time, on or after June 1, 2018, prior to maturity on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”).”

(b) The Form of Notes for the 2026 Notes, attached as Exhibit A to the applicable
Supplemental Indenture, and, for the 2025 Notes, attached as Exhibit B to the applicable
Supplemental Indenture, shall hereby be amended by inserting “on or after June 1, 2018 and”
into the first sentence of the second paragraph of Section 6 (titled Optional Redemption), such that as so amended, the beginning of the paragraph will read as follows:

“If any or all of Notes are redeemed on or after June 1, 2018 and before….”

Section 1.02 Optional Redemption.

(a)	Subparagraph (b) in Section 4.01 of the Second Supplemental Indenture with regard to the 2020 Notes is hereby amended by inserting “on or after June 1, 2018” so that the beginning of the subparagraph reads “At any time and from time to time, on or after June 1,
2018,…”.

(b) Subparagraph (b) in Section 4.01 of the Third Supplemental Indenture with regard to the 2022 Notes is hereby amended by inserting “on or after June 1, 2018” so that the beginning of the subparagraph reads “At any time and from time to time, on or after June 1,
2018,…”.

(c) Subparagraph (d) in Section 4.01 of the Sixth Supplemental Indenture with regard to the 2025 Notes is hereby amended by deleting and replacing “Prior” with “On or after June 1,
2018 and prior” so that the beginning of the subparagraph reads “On or after June 1, 2018 and prior to December 10, 2024,…”.

(d) Subparagraph (b) in Section 4.01 of the Seventh Supplemental Indenture with regard to the 2026 Notes is hereby amended by deleting and replacing “Prior” with “On or after June
1, 2018 and prior” so that the beginning of the subparagraph reads “On or after June 1, 2018 and prior to November 13, 2025,…”.

ARTICLE II

MISCELLANEOUS

Section 2.01    Counterparts. The parties hereto may sign one or more copies of this
Ninth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 2.02    Governing Law. THIS NINTH SUPPLEMENTAL INDENTURE
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Section 2.03    Trustee. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture. The recitals herein are deemed to be those of the Company and not of the Trustee.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first written above.

THE CHARLES SCHWAB CORPORATION,
as Issuer

By:	/s/ Peter Crawford
Name: Peter Crawford
Title: Executive Vice President and Chief
Financial Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A. as Trustee

By:	/s/ R. Tarnas
Name: R. TARNAS
Title: VICE PRESIDENT

SCHEDULE I

LIST OF SUPPLEMENTAL INDENTURES AND NOTES

SUPPLEMENTAL INDENTURE	NOTES

Second Supplemental Indenture dated July 22, 2010	4.45% Senior Notes due 2020
Third Supplemental Indenture dated August 27, 2012	3.225% Senior Notes due 2022
Sixth Supplemental Indenture dated March 10, 2015	3.000% Senior Notes due 2025
Seventh Supplemental Indenture dated November 13, 2015	3.450% Senior Notes due 2026

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